American Balanced Fund, Inc.
One Market, Steuart Tower, San Francisco, California 94105
Telephone (415) 421-9360

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$419,011
Class B	$40,697
Class C	$49,164
Class F-1	$14,155
Class F-2	$845
Total	$523,872
Class 529-A	$16,532
Class 529-B	$2,980
Class 529-C	$5,066
Class 529-E	$947
Class 529-F-1	$527
Class R-1	$1,216
Class R-2	$10,523
Class R-3	$28,924
Class R-4	$23,188
Class R-5	$23,445
Class R-6	$2,317
Total	$115,665

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2200
Class B	$0.1706
Class C	$0.1697
Class F-1	$0.2224
Class F-2	$0.2385
Class 529-A	$0.2179
Class 529-B	$0.1644
Class 529-C	$0.1652
Class 529-E	$0.1983
Class 529-F-1	$0.2309
Class R-1	$0.1730
Class R-2	$0.1670
Class R-3	$0.2019
Class R-4	$0.2210
Class R-5	$0.2403
Class R-6	$0.1183

Item 73B
Distribution of capital gains

Share Class	Per Share Distribution of Capital Gains
Class A	-
Class B	-
Class C	-
Class F-1	-
Class F-2	-
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F-1	-
Class R-1	-
Class R-2	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-6	-

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,882,404
Class B	229,275
Class C	284,617
Class F-1	58,668
Class F-2	9,411
Total	2,464,375
Class 529-A	77,670
Class 529-B	18,065
Class 529-C	31,351
Class 529-E	4,889
Class 529-F-1	2,378
Class R-1	7,083
Class R-2	64,123
Class R-3	145,234
Class R-4	136,551
Class R-5	58,483
Class R-6	21,397
Total	567,224

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$14.09
Class B	$14.04
Class C	$14.03
Class F-1	$14.09
Class F-2	$14.08
Class 529-A	$14.07
Class 529-B	$14.07
Class 529-C	$14.07
Class 529-E	$14.07
Class 529-F-1	$14.07
Class R-1	$14.02
Class R-2	$14.03
Class R-3	$14.04
Class R-4	$14.07
Class R-5	$14.10
Class R-6	$14.09